SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                          (Amendment No.____________)



                             TEXFI INDUSTRIES, INC.
                                (Name of Issuer)



                          Common Stock, $1.00 par value
                         (Title of Class of Securities)



                                   882895 10 5
                                 (CUSIP Number)



 William L. Remley, President, Chadbourne Corporation 1140 Connecticut Avenue,
       N.W., Suite 1201, Washington, D.C. 20336 Telephone (202) 466-7555
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)



                                  May 24, 1994
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement of Schedule 13G to report the acquisition which is the subject of the Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with this statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

The remainder of this cover page shall be filed out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).



*     with a copy to
      George Lancer, Esq.
      Dreyer and Traub
      101 Park Avenue
      New York, New York  10178

CUSIP No. 882895 10 5                    13D                  Page 3 of 32 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       Chadbourne Corporation
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       Delaware
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,524,000
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,524,000
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,524,000

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       16.16%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       CO


--------------------------------------------------------------------------------

CUSIP No. 882895 10 5                    13D                  Page 4 of 32 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       Halton House Ltd.
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       Bahamas
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,524,000
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,524,000
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,524,000

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       16.6%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       CO


--------------------------------------------------------------------------------

CUSIP No. 882895 10 5                    13D                  Page 5 of 32 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       The Halton Declaration of Trust
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       Bahamas
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,524,000
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,524,000
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,524,000

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       16.6%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       CO


--------------------------------------------------------------------------------

CUSIP No. 882895 10 5                    13D                  Page 6 of 32 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       Stefan F. Tucker
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       United States of America
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,524,000
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,524,000
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,524,000

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       16.6%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       IN


--------------------------------------------------------------------------------

                                  UNITED STATES

Item 1. Security and Issuer.

     The statement relates to shares of Common Stock, par value $1.00 per shares (the "Common Stock"), of Texfi Industries, Inc., a Delaware corporation (the "Issuer"), which has its principal executive offices at 5400 Glenwood Avenue, Suite 318, Raleigh, North Carolina 27622.

Item 2. Identity and Background

     This statement is filed jointly by Chadbourne Corporation, a Delaware corporation ("Chadbourne"), Halton House Ltd., a Bahamian corporation ("Halton Ltd."), The Halton Declaration of Trust ("Halton Trust") and Stefan F. Tucker. Chadbourne, Halton Ltd., Halton Trust and Stefan F. Tucker are sometimes collectively referred to as the "Reporting Persons."

     Chadbourne has its principal business and executive offices at 1140 Connecticut Avenue, N.W. Suite 1201, Washington, D.C. 20036. Chadbourne is engaged in the investment business. Halton Ltd. owns all of the outstanding capital stock of Chadbourne. William L. Remley is the sole director and executive officer of Chadbourne. Mr. Remley is the President of Chadbourne, Lyford Corporation ("Lyford"), Sunderland Industrial Holdings Corporation ("SIHC"), Ascott Wing, Inc. ("Ascott"), CPT Holdings, Inc. and Mentmore Holdings Corporation ("Mentmore"). Lyford, SIHC and CPT Holdings, Inc. are holding companies with interests in various industrial manufacturing businesses. Ascott is engaged in the investment business and is a shareholder of CPT Holdings, Inc. Mentmore is engaged in the business of providing management services to companies affiliated with Mr. Remley. The business address of Mr. Remley, Chadbourne, Lyford, SIHC, Ascott, CPT Holdings, Inc. and Mentmore is 1140 Connecticut Avenue, N.W. Suite 1201, Washington, D.C. 20036.

     Halton Ltd. has its principal business and executive offices at c/o Coutts & Co.(Bahamas) Ltd., P.O. Box N7788, West Bay Street, Nassau, Bahamas. Halton Ltd. is a holding company with interests in investment and industrial/manufacturing/technology companies. William L. Remley is the sole director and executive officer of Halton Ltd. Halton Trust owns beneficially ninety percent (90%) of the outstanding capital stock of Halton Ltd.

     Halton Trust is a trust created under the laws of the Bahamas that has as its principal address c/o Coutts & Co. (Bahamas) Ltd., P. O. Box N7788, West Bay Street, Nassau, Bahamas. The trustee of Halton Trust is Coutts & Co. (Bahamas) Ltd. All powers with respect to investment or voting of securities beneficially owned by Halton Trust are exercisable by Stefan F. Tucker, protector under the constituent instruments of Halton Trust. Mr. Tucker's business address is 1615 L Street, N.W., Washington, D.C. 20036. He is an attorney with Tucker, Flyer & Lewis a professional corporation at that address.

     During the last five years, none of the Reporting Persons, nor any other person identified in this Item 2, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws. Messrs. Remley and Tucker are citizens of the United States of America.

Item 3. Source and Amount of Funds or Other Consideration

     The funds used to pay the purchase price in cash at the closing were derived directly from capital contributed to Chadbourne by its sole shareholder, Halton Ltd., which received such funds from the corpus of the Halton Trust.

Item 4. Purpose of Transaction

     On May 24, 1994, Chadbourne acquired directly from the Issuer, 924,000 shares (the "Shares") of Common Stock, par value $1.00 per share ("Common Stock") and an option (the "Option") to acquire 600,000 shares of Common Stock at an initial exercise price of $4.25 per share, which Option is exercisable for a period of five (5) years after the closing date. Concurrently with the closing of the acquisition of the Shares and the Option, three members of the Issuer's board of directors resigned and three designees of Chadbourne, Mr. Remley and Messrs. Richard Kramer and John Mazzuto, business associates of Mr. Remley, were elected to fill the vacancies and to serve as directors; Mr. Remley for a term expiring at the Issuer's 1997 Annual Meeting and Messrs. Kramer and Mazzuto for terms expiring at the Issuer's 1996 Annual Meeting. Chadbourne, acting through its designated directors, intends to assist in the management of and in establishing policies for the Issuer.

     Chadbourne intends to continue to evaluate the Issuer's financial position, management and business, future developments, market conditions, the price of the Issuer's securities in trading markets and other factors. Chadbourne may, from time to time, purchase additional shares of Common Stock or other securities of the Issuer or dispose of all or a portion of the securities of the Issuer over which Chadbourne then exercises dispositive power. Purchase transactions, if any, may occur directly from the Issuer, in private transactions with other shareholders, and/or in the open market. Dispositive transactions, if any, may occur in the open market or otherwise.

     Except as set forth in this Item 4, none of the Reporting Persons has any present plans or proposals which relate to or could result in any of actions specified in clauses (a) through (j) of Item 4 of Schedule 13D.

Item 5. Interest in Securities of the Issuer

     (a)-(b) The following table sets forth information with respect to shares of Common Stock beneficially owned by each Reporting Person named in
Item 2 of this Schedule, as of the close of business on May 24, 1994.


Name                 Aggregate           Percentage   Sole Power        Shared Power        Sole Power        Shared
                     Number of           of Class(2)  to Vote or        to Vote or          to Dispose        Power to
                     Shares                           Direct Vote       Direct Vote         or Direct         to Dispose
                     Beneficially                                                           Disposition       or Direct
                     Owned(1)                                                                                 Disposition
Chadbourne           1,524,000            16.16%       1,524,000        -0-                 1,524,000         -0-
Halton Ltd.          1,524,000            16.16%       1,524,000        -0-                 1,524,000         -0-
Halton Trust         1,524,000            16.16%       1,524,000        -0-                 1,524,000         -0-
S.F. Tucker          1,524,000            16.16%       1,524,000        -0-                 1,524,000         -0-



(1) Includes 600,000 shares which may be acquired in connection with the Option referred to in Item 4.

(2) Computed on the basis of 8,630,996 shares of Common Stock outstanding after the issuance of the 924,000 shares of Common Stock to Chadbourne as represented to Chadbourne by the Issuer plus the 600,000 shares of Common Stock which may be acquired upon exercise of the Option.

     (c) On May 24, 1994 Chadbourne acquired from the Issuer 924,000 shares of Common Stock of the Issuer and an Option to acquire an additional 600,000 shares of Common Stock of the Issuer in exchange for payment by Chadbourne to the Issuer of $5,000,000 in cash, all pursuant to the terms of a Stock and Option Purchase Agreement, a copy of which is annexed hereto as Exhibit 1.1. Other than the acquisition of shares of Common Stock and the Option in that transaction, none of the Reporting Persons has effected any transactions in the Common Stock of the Issuer during the past sixty (60) days.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

            None.

Item 7.     Materials to be Filled as Exhibits.

            Exhibit     Description
            -------     -----------

            1.0         Joint Filing Agreement
            1.1 Stock and Option Purchase Agreement dated as of May 24, 1994 between Texfi Industries, Inc. and Chadbourne Corporation.

                                   SIGNATURES

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned hereby certifies that the information set forth in this statement is true, complete and correct.

Dated:  June 1, 1994


                                    CHADBOURNE CORPORATION

                                    By:
                                          William L. Remley, President


                                    HALTON HOUSE LTD.

                                    By:
                                          William L. Remley, President


                                    THE HALTON DECLARATION OF TRUST

                                    By:
                                          Stefan F. Tucker, as Protector of The
                                          Halton Declaration of Trust


                                          STEFAN F. TUCKER